                                                                      EXHIBIT 21



                                  SUBSIDIARIES

                                                                                                             PERCENTAGE
 NAME                                                                        JURISDICTION OF ORGANIZATION     INTEREST
--------------------------------------------------------------------------   ----------------------------    ----------

Loeb Realty, L.P.                                                                      Delaware                48.3%
Loeb Property Services, Inc.                                                           Delaware                95  %
                                                                                                               economic
                                                                                                               interest
